Exhibit 15.3

CONSENT OF WATSON FARLEY & WILLIAMS LLP

Reference is made to the annual report on Form 20-F of Dynagas LNG Partners LP (the “Partnership”) for the year ended December 31, 2024 (the “Annual Report”) and the Registration Statement on Form F-3 (File No. 333- 281195) of the Partnership including the prospectus contained therein (the “Registration Statement”). We hereby consent to (i) the filing of this consent as an exhibit to the Annual Report, which is incorporated by reference into the Registration Statement and (ii) each reference to us and the discussions of advice provided by us in the Annual Report under the section “Item 10. Additional Information-E. Taxation” and to the incorporation by reference of the same in the Registration Statement, in each case, without admitting we are “experts” within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to any part of the Registration Statement.

/s/ Watson Farley & Williams LLP
Watson Farley & Williams LLP
New York, New York
April 10, 2025